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                          EXHIBIT 23.2



               Consent of Independent Accountants




We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 33-64307 and 333-23229) and the related Prospectus of Frontier Corporation and to the incorporation by reference in the Prospectuses constituting part of the Registration Statement on Form S-4, as amended (File No. 33-91250) and in the Registration Statements on Form S-8 (File Nos. 33-67430, 33-67432, 33-67324, 33-51331, 33-51885, 33-52025, 33-54511, 33-54519, 33-59579,
33-61855, 333-48755 and 333-49657 and 333-04803) of Frontier Corporation
of our reports dated January 17, 1996 with respect to the consolidated financial statements and financial statement schedule II of ALC Communications Corporation and subsidiaries which reports are included in the Current Report on Form 8-K of Frontier Corporation to be filed with the Securities and Exchange Commission on June 17, 1998.

/s/ Ernst & Young LLP

Ernst & Young LLP

Detroit, Michigan
June 15, 1998